EXHIBIT 11


                         BRISTOL RETAIL SOLUTIONS, INC.
                          Computation of Loss per Share

                                                                                 Three Months Ended March 30,
                                                                                     2000            1999
                                                                                --------------  --------------

BASIC LOSS PER SHARE
Net loss                                                                        $  (1,219,992)  $    (497,815)
Accretion related to Series C Convertible Preferred Stock                            (334,056)             --
Cumulative dividends for Preferred Stock                                              (33,978)             --
                                                                                --------------  --------------
Net loss applicable to common stockholders                                      $  (1,588,026)  $    (497,815)
                                                                                ==============  ==============
Weighted average number of common shares outstanding
during the period                                                                   6,963,282       6,915,519
                                                                                ==============  ==============
Basic loss to common stockholders per share                                     $       (0.23)  $       (0.07)
                                                                                ==============  ==============

DILUTED LOSS PER SHARE
Net loss                                                                        $  (1,219,992)  $    (497,815)
Accretion related to Series C Convertible Preferred Stock                            (334,056)             --
Cumulative dividends for Preferred Stock                                              (33,978)             --
                                                                                --------------  --------------
Net loss applicable to common stockholders                                      $  (1,588,026)  $    (497,815)
                                                                                ==============  ==============
Weighted average number of common shares outstanding
during the period                                                                   6,963,282       6,915,519
Effect of stock options, warrants and convertible preferred stock
treated as common stock equivalents under the treasury stock method                        --              --
                                                                                --------------  --------------
          Total shares                                                              6,963,282       6,915,519
                                                                                ==============  ==============
Diluted loss to common stockholders per share                                   $       (0.23)  $       (0.07)
                                                                                ==============  ==============


                                     Page 1